EXHIBIT 10.29

                  REORGANIZATION AMENDMENT
                           TO THE
     INGERSOLL-RAND COMPANY INCENTIVE STOCK PLAN OF 1998


       WHEREAS,   Ingersoll-Rand  Company,  a   New   Jersey
corporation,  adopted the Ingersoll-Rand  Company  Incentive
Stock Plan of 1998 (the "Plan"); and

      WHEREAS, Ingersoll-Rand Company reserved the right at any time and from time to time to amend the Plan in accordance with Section 14 of the Plan; and

     WHEREAS, Ingersoll-Rand Company, acting on authority of its Board of Directors and shareholders, desires to amend the Plan.

     NOW, THEREFORE, the Plan shall be amended in the following respects effective as of the date hereof or such other dates as noted below:

     1. As of the Effective Time, the name of the Plan is hereby changed to Ingersoll-Rand Company Limited Incentive Stock Plan of 1998 and Ingersoll-Rand Company Limited shall assume the rights and obligations of Ingersoll-Rand Company under the Plan and shall become the Plan sponsor.

     2. As of the Effective Time, the word "members" shall be substituted for the word "shareholders" in Section 1 of the Plan to reflect the fact that at the Effective Time all shareholders in Ingersoll-Rand Company shall automatically become members of the Company.

     3. The definition of "Change in Control of the Company" in Section 2 of the Plan is hereby amended as of the date hereof by adding the following sentence to the end thereof:

           "Notwithstanding any other provision of this Section or any other Section of the Plan to the contrary, none of the transactions contemplated by the Merger Agreement which are undertaken by (i) Ingersoll-Rand Company or its affiliates prior to or as of the Effective Time or
(ii) Ingersoll-Rand Company Limited or its affiliates on or after the Effective Time shall trigger, constitute or be deemed a `Change in Control of the Company'."

     4. The definition of "Common Stock" in Section 2 of the Plan is hereby amended and restated to read as follows in its entirety as of the Effective Time:

           "Common Stock:  The Class A common shares of  the
Company, par value $1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of paragraph (a) of Section 10."

     5. The definition of "Company" in Section 2 of the Plan is hereby amended and restated to read as follows in its entirety as of the Effective Time:

            "Company:   Ingersoll-Rand  Company  Limited,  a
Bermuda company."

      6. Section 2 of the Plan is hereby amended as of the date hereof to include the following definitions in proper alphabetical progression:

           "Effective Time: The Effective Time as such term is defined in the Merger Agreement."

           "Merger Agreement: That certain Agreement and Plan of Merger among Ingersoll-Rand Company, Ingersoll-Rand Company Limited, and IR Merger Corporation dated as of October 31, 2001, pursuant to which Ingersoll-Rand Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited."

     7. Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effect and are hereby ratified in all respects.



     IN   WITNESS   WHEREOF,  Ingersoll-Rand   Company   and
Ingersoll-Rand   Company  Limited  have   had   their   duly
authorized   representatives   sign   this   Amendment    on
December 31, 2001.

                         INGERSOLL-RAND COMPANY


                         By:  /S/
                              Ronald G. Heller
                              Vice President and Secretary


                         INGERSOLL-RAND COMPANY LIMITED


                         By:  /S/
                              Patricia Nachtigal
                              Senior  Vice  President and
                              General Counsel